Exhibit 10.69

RETIREMENT AGREEMENT
THIS RETIREMENT AGREEMENT (this "Agreement") is made February 27, 2017, between TA Operating LLC ("TA Operating"), TravelCenters of America LLC (“TA”) and Michael J. Lombardi ("you" or "your").
RECITAL
You and TA Operating wish to memorialize the terms and conditions regarding your separation from employment with TA Operating, your desire to be relieved of your responsibilities as an executive officer of TA and its subsidiaries, including TA Operating, and our desire to provide for your cooperation with regard to transitional duties in planning for the end of your employment with TA Operating.
NOW, THEREFORE, the parties covenant and agree as follows:
Section 1.Resignation. By execution of this Agreement, you hereby resign as Executive Vice President of TA and of each of TA's subsidiaries, including TA Operating, effective at the close of business on June 30, 2017, and agree to take any action requested by TA to evidence such resignation. It is anticipated that you will remain employed by TA Operating through October 2, 2017, following which date your employment will immediately terminate.
Section 2.    Duties; Location. From the date of this Agreement through October 2, 2017, you will continue to devote your full working time and energies to the business and affairs of TA and its subsidiaries and shall have such duties and perform such tasks associated with transitioning your responsibilities and such other duties and tasks for TA and its subsidiaries as are reasonably assigned to you from time to time by the President and Chief Executive Officer of TA. We anticipate that your responsibilities and the time you are required to devote to TA and its subsidiaries during the period July 1, 2017, through October 2, 2017, will be reduced so as to encompass primarily transition responsibilities. From October 3, 2017, through December 29, 2017 (the "Consulting Period"), you will make yourself available to provide consulting services to TA and its subsidiaries, as may be requested by TA, at reasonable times and on reasonable advance notice.
Section 3.    Compensation and Vesting.
(a)    Until June 30, 2017, you will continue to receive your current base salary at the gross rate of $339,000 per year ($28,250.00 per month), payable in semi-monthly installments in accordance with TA Operating's general practice. For the period July 1, 2017, to October 2, 2017, you will receive 75% of your current base salary ($254,250 per year, $21,187.50 per month), payable in semi-monthly installments in accordance with TA Operating's general practice. During the Consulting Period, if TA desires you to provide specific services, TA shall so advise you and pay you an hourly fee of One Hundred Fifty Dollars ($150.00) for hours worked and reimburse you for approved out-of-pocket expenses. You (and your family members as are currently covered under benefit arrangements of TA Operating, including TA Operating's group health plan) may continue to participate in TA Operating's benefit arrangements, including the group health plan, paying the same portion of the premiums for such coverages applicable to full time employees of TA Operating through October 2, 2017. Thereafter, TA Operating will provide written notification to you of your rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to continue participation in TA Operating's group health and certain other benefits plans provided that if you (and/or your spouse and/or dependents) properly elect continued COBRA coverage, you (and/or your spouse and/or dependents) shall pay the full premium for such coverages.
(b)    Provided that you sign and do not revoke this Agreement and, on or within 5 business days after December 29, 2017, also sign, return and do not subsequently revoke the Waiver and Release of Claims attached as Exhibit A, TA Operating will pay you a bonus of Two Hundred Twenty Five Thousand Dollars ($225,000), subject to all usual and applicable taxes and deductions, payable in a lump sum within ten (10) business days after the revocation period has lapsed and the Waiver and Release of Claims has become fully effective and irrevocable.
(c)    Provided you execute and deliver the Vesting Agreement in the form attached hereto as Exhibit B simultaneously with your execution of this Agreement and that you do not exercise your right to revoke this Agreement and that you execute, deliver and not revoke the Waiver and Release of Claims attached to the Vesting Agreement, and provided that TA and TA Operating determines that you have complied with all of the conditions of this Agreement and the Vesting Agreement (including, without limitation, paying all applicable income taxes in connection with the vesting of the Unvested Shares (as that term is defined in the Restricted Share Agreements dated November 19, 2013, December 2, 2014, and December 8, 2015 and the Share Award Agreement dated November 30, 2016 (collectively referred to as the "Share Agreements")), TA will change the vesting date of the stock granted to you on November 19, 2013, December 2, 2014, December 8, 2015 and November 30, 2016, so that all of your Unvested Shares are fully vested as set forth in the Vesting Agreement, provided that you agree to pay all taxes incurred by reason of the vesting of shares. These taxes will be collected by TA as provided in the Vesting Agreement. If you do not execute and deliver the Vesting Agreement and the Waiver and Release of Claims attached to the Vesting Agreement or if you do not execute this Agreement or you exercise your right to revoke this Agreement or the Waiver and Release of Claims attached to the Vesting Agreement, TA may exercise its right to cause your unvested shares to be forfeited, as may be provided in each of your Share Agreements, and you agree to cooperate and assist in the execution of any documents or to take other steps in connection therewith.
Section 4.    Covenants. You acknowledge that (i) TA and its subsidiaries are engaged in the business of operating facilities that provide motor fuel pumping, truck care and repair services, restaurants, convenience stores, showers, laundry facilities, telephones, recreation rooms, truck weighing scales and other compatible businesses (the "Business"); (ii) your work for TA and its subsidiaries has given you, and will continue to give you, trade secrets of, and confidential and/or proprietary information concerning, the Business; (iii) the agreements and covenants contained in this Section 4 are essential to protect the Business and the goodwill associated with it. Accordingly, you covenant and agree as follows:
(a)    Confidential Information. From and after the date of this Agreement, you shall not (i) disclose to any person not employed by TA or a subsidiary, or not engaged to render services to TA or a subsidiary or (ii) use for the benefit of yourself or others, any confidential information of TA, any of TA's subsidiaries or of the Business obtained by you, including, without limitation, "know-how," trade secrets, details of customers', suppliers', manufacturers' or distributors' contracts with TA or any of TA's subsidiaries, pricing policies, financial data, operational methods, marketing and sales information, marketing plans or strategies, product development techniques or plans, plans to enter into any contract with any person or any strategies relating thereto, technical processes, designs and design projects, information of third parties that TA has agreed to keep confidential, and other proprietary information of TA, TA's subsidiaries or of the Business; provided, however, that this provision shall not preclude you from (a) making any disclosure required by law or court order or (b) using or disclosing information (i) known generally to the public (other than information known generally to the public as a result of a violation of this Section 4(a) by you), (ii) acquired by you independently of your affiliation with TA or any of TA's subsidiaries, or (iii) of a general nature (that is, not related specifically to the Business) that ordinarily would be learned, developed or obtained by individuals similarly active and/or employed in similar capacities by other companies in the same business as TA or any of TA's subsidiaries. You agree that all confidential information of TA or any of TA's subsidiaries shall remain TA's or TA's subsidiaries, as the case may be, and to promptly return any confidential information embodied in any physical or electronic medium to the owner thereof on or prior to December 31, 2017, or such earlier date as may be requested by TA. Pursuant to Section 1833(b) of the Defend Trade Secrets Act of 2016, you acknowledge that you shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with Section 1833(b) of the Defend Trade Secrets Act of 2016 or create liability for disclosures of trade secrets that are expressly allowed by such Section.
(b)    Nonsolicitation; Noncompetition. From the date hereof to and including December 31, 2021, you shall not, directly or indirectly, (a) solicit any employee to leave the employment of TA or the employment of any of TA's subsidiaries or (b) hire or cause to be hired any employee who has left the employ of TA or the employ of any of TA's subsidiaries within six (6) months after termination of such employee's employment with TA or any of TA's subsidiaries, as the case may be (unless such employee was discharged by TA without cause). You agree that, from the date hereof to and including December 31, 2019, you shall not, without the prior written consent of TA, which consent may be withheld in its sole discretion, directly or indirectly, be involved with (e.g., through any form of ownership or as an advisor, principal, agent, partner, officer, director, employee, employer, consultant, member of any association, lender or otherwise) in the United States and Canada (i) Michelin, Continental AG, Bridgestone Corporation, Goodyear Tire & Rubber Company, Pirelli & C. S.p.A., Yokahama Tire Corporation, Southern Tire Mart, LLC, Best-One Tire Group, Pomp's Tire Service, Inc., Snider Tire Inc. and Service Tire Truck Centers Inc. or entities that are under full or partial common ownership with any of the foregoing, and their respective lessees, joint venture partners, spin-offs, affiliates, subsidiaries, successors and assigns and (ii) any person or entity (or any entity that is at the date of this Agreement or at the date of your involvement under full or partial common ownership with any of the foregoing, and their respective lessees, joint venture partners, spin-offs, affiliates, subsidiaries, successors and assigns) that supplies fuel, truck maintenance/repair or emergency roadside services to trucking companies, or that owns or operates more than 4 travel centers, more than 4 truck repair facilities, more than 4 commercial tire facilities, more than 4 convenience stores, more than 4 restaurants, or fuel/payment card systems/networks. Further, you agree that, from the date hereof to and including December 31, 2021, with respect to Select Competitors (hereinafter defined), you shall not, directly or indirectly, through an affiliate or otherwise, for your own benefit or otherwise, without the prior written consent of TA which consent may be withheld by TA in its sole discretion, compete in any place in the United States of America or Canada with any aspect of the Business in any manner or capacity (e.g., through any form of ownership or as an advisor, principal, agent, partner, officer, director, employee, employer, consultant, member of any association, lender or otherwise). For purposes of this Agreement, the term "Select Competitors" shall mean Pilot Travel Centers LLC (d/b/a Pilot/Flying J), Love's Travel Stops and Country Stores, Inc., Speedco, Inc., Speedway LLC, Road Ranger L.L.C., AMBEST, Sapp Bros., Inc., Bosselman Enterprises, Marathon Petroleum Corporation, FleetNet America, Inc., FleetCor, LLC, and WEX Inc., entities that are under full or partial common ownership with any of the foregoing, and their respective lessees, joint venture partners, spin-offs, affiliates, subsidiaries, successors and assigns. You hereby acknowledge that (i) the geographic boundaries, scope of prohibited activities and the time duration of the covenant not to compete in this Section 4(b) are reasonable and are no broader than are necessary to protect the legitimate business interests of TA and its subsidiaries and (ii) the provisions of such covenant were bargained for as a condition to TA's and its subsidiaries' entry into this Agreement.
(c)    Cooperation. From and after the date hereof, you shall reasonably cooperate with TA and its subsidiaries with respect to all matters arising during or related to your employment, including all matters (formal or informal) in connection with any government investigation, internal investigation, litigation (potential or ongoing), regulatory or other proceeding which may have arisen or which may hereafter arise. TA will reimburse you for all out-of-pocket expenses (not including lost time or opportunity), and will provide appropriate legal representation at such times and in a manner determined by TA in its sole discretion.
(d)    Nondisparagement. You agree that at all times hereafter you will not make, or cause to be made, any statement, observation or opinion that (a) accuses or implies that TA or its subsidiaries or any of the Releasees (as defined below) engaged in any wrongful, unlawful or improper conduct, whether relating to your employment with TA or its subsidiaries or the termination thereof, the Business or any of the Releasees or otherwise; or (b) disparages, impugns or in any way reflects adversely upon the Business or reputation of TA or its subsidiaries or any of the Releasees. Nothing in this Section 4(d) shall prevent you from truthfully responding in connection with governmental inquiries or as required by subpoena, court order or legal process; provided, however, that you agree to first give prompt written notice to TA of any such legal requirement in order to permit TA sufficient time to obtain an appropriate protective order or other remedy. FURTHER, NOTHING IN THIS SECTION 4(d) SHALL PREVENT YOU FROM PROVIDING INFORMATION REGARDING POTENTIAL VIOLATIONS OF LAW OR RELATED MATTERS TO ANY GOVERNMENTAL ENTITY WITHOUT NOTICE TO TA.

Section 5.    Rights and Remedies upon Breach of Covenants.
(a)    If you breach, or threaten to commit a breach of, any of the provisions of Section 4 (the "Restrictive Covenants"), TA shall have the right and remedy to have the Restrictive Covenants specifically enforced, in accordance with Section 9 hereof, by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to TA, its subsidiaries or Releasees, as applicable, that such injury shall be presumed and need not be proven, and that money damages will not provide an adequate remedy to TA, its subsidiaries or Releasees, as applicable. Such rights and remedies shall be independent of the others and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to TA, its subsidiaries or Releasees, as applicable, at law or in equity.
(b)    You acknowledge and agree that the Restrictive Covenants are reasonable and valid in scope and in all other respects and that, but for your agreement to comply with the Restrictive Covenants, TA would not have entered into this Agreement. If any court determines that any of the Restrictive Covenants or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect to the greatest extent possible, without regard to the invalid portions.
(c)    If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the scope, such court shall have the power to reduce the duration or scope of such provision and, in its reduced form, such provision shall be enforceable and shall be enforced to the greatest extent possible.
Section 6.    Return of TA's Property. You agree that, on or prior to December 31, 2017, or such earlier date as may be requested by TA, you will return to TA any and all of its and its subsidiaries' property, including without limitation, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment, and you will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.
Section 7.    Assignment. In the event that TA or its subsidiaries shall be merged with, or consolidated into, any other person or entity, or in the event that it shall sell and transfer substantially all of its assets to another person or entity, the terms of this Agreement shall inure to the benefit of, and be assumed by, the person or entity resulting from such merger or consolidation, or to which TA's or its subsidiaries' assets shall be sold and transferred. This Agreement shall not be assignable by you.
Section 8.    Governing Law. This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles that might lead to the application of the laws of another jurisdiction.
Section 9.    Breach of Sections 4, 5 or 6. The parties agree that any breach of Sections 4, 5 or 6 will cause irreparable damage to the non-breaching party and that, in the event of such breach or threatened breach, the non-breaching party shall have, in addition to any and all other remedies at laws, the right to an injunction, specific performance or other equitable relieve to prevent the violation of any obligation thereunder. The parties agree that, in the event that any provision of Sections 4, 5 or 6 shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
Section 10.    Release.
(a)    You, for yourself and your heirs, executors, legal representatives, successors and assigns, hereby unconditionally and irrevocably release and forever discharge TA, the RMR Group LLC ("RMR") and any other companies from time to time managed by RMR, and its and their current, former and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, subsidiaries including, without limitation, TA Operating, and affiliates (collectively, the "Releasees") or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by the Company or its subsidiaries; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; the Ohio Fair Employment Practices Act, Ohio Rev. Code Ann. § 4112.01, et seq.; the Ohio Whistleblower Protection Law, Ohio Rev. Code Ann. § 4113.51, et seq.; the Ohio Statutory Provisions Regarding Retaliation/Discrimination for Filing Worker's Compensation Claim, Ohio Rev. Code Ann. § 4123.90; the Ohio Equal Pay Law, Ohio Rev. Code Ann. § 4111.13 et seq.; the Ohio State Wage Payment and Work Hour Laws, Ohio Rev. Code Ann. § 4111.01, et seq.; the Ohio Political Action of Employees Laws; the Ohio Witness and Juror Leave Laws, Ohio Rev. Code Ann. § 2313.18, et seq.; the Ohio Voting Leave Laws, Ohio Rev. Code Ann. § 3599.06, et seq.; the Ohio Military Family Medical Leave Act, Ohio Rev. Code Ann. § 5906.01, et seq.; the Ohio Whistleblower Protection Law - Ohio Rev. Code Ann. § 4113.52, and any other claims under any similar federal or state law including with respect to claims for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, accrued or unused vacation time, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever.
Nothing in this Agreement shall affect the U.S. Equal Employment Opportunity Commission's (the "EEOC") rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with the Company and its subsidiaries.
Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
Furthermore, nothing in this Agreement will preclude rights and/or claims: (a) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (b) for unemployment compensation; (c) for workers' compensation; (d) for accrued benefits in any benefits plan sponsored by the Company or under any insurance policy or other third party contractual arrangement, and governed by the Employment Retirement Income Security Act; (e) for indemnification as provided in the Indemnification Agreement between the Company and you dated August 16, 2011, or pursuant to any insurance policy or other similar type third party contractual arrangement; (f) as a shareholder of the Company; and/or (g) to enforce the terms of this Agreement.
Section 11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, but in proving this Agreement, it shall not be necessary to produce more than one of such counterparts.
Section 12.    Section Headings Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.
Section 13.    Notices. All notices, consents, waivers, and other communications under this Agreement shall be in writing and will be deemed to have been duly given when (a)

delivered by hand, (b) sent by electronic media (with a copy sent by nationally recognized overnight delivery service) or (c) when sent by nationally recognized overnight delivery service, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

You:	Michael J. Lombardi 700 Browning Court Bloomfield Hills, MI 48304
TA:	TravelCenters of America LLC 24601 Center Ridge Road, Suite 200 Westlake, OH 44145 Attention: President Email: tobrien@ta-petro.com
with a copy to:	Mark R. Young, General Counsel TravelCenters of America LLC 255 Washington Street, Suite 300 Newton, MA 02458 Email: myoung@ta-petro.com
Notice to TA will constitute notice to TA Operating.
Section 14.    Payments Subject to Taxes. All payments under this Agreement will be subject to reduction for federal, state and local taxes, other regular payroll deductions, including, without limitation, payroll deductions related to share vesting.
Section 15.    Governing Law and Mutual Agreement to Resolve Disputes and Arbitrate Claims. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to any conflict of law principles.
The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims, effective April 25, 2012.
Section 16.    Entire Agreement. This Agreement, the Vesting Agreement and the Share Agreements constitute the entire agreement between TA and its subsidiaries, on the one hand, and you, on the other hand, with respect to the subject matter hereof and supersede all prior written and oral agreements and understanding between TA and its subsidiaries and you with respect thereto. This Agreement may not be amended except by a written agreement duly executed by each party hereto.

Section 17.    Consultation With Counsel; Time for Signing; Revocation. You have the right to and should consult with an attorney prior to signing this Agreement. You acknowledge that you have been offered twenty-one (21) days from your receipt of this Agreement to decide whether to sign it. You will have seven (7) days after signing this Agreement to revoke your signature. If you intend to revoke your signature, you must do so in accordance with the provisions of Section 13 prior to the end of the 7-day revocation period. This Agreement shall not become effective, and no party hereto shall have any rights or obligations hereunder, until the expiration of the 7-day revocation period, after which it shall become immediately and irrevocably effective.
EXECUTED as of the date first above written.

TravelCenters of America LLC

By:	/s/ Thomas M. O'Brien
Thomas M. O'Brien, President and
Chief Executive Officer

TA Operating LLC

By:	/s/ Thomas M. O'Brien
Thomas M. O'Brien, President and
Chief Executive Officer

/s/ Michael J. Lombardi
Michael J. Lombardi

Exhibit A
Waiver and Release of Claims
See attached.

WAIVER AND RELEASE OF CLAIMS
You, for yourself and your heirs, executors, legal representatives, successors and assigns, hereby unconditionally and irrevocably release and forever discharge TravelCenters of America LLC ("the Company"), the RMR Group LLC ("RMR") and any other companies from time to time managed by RMR, and its and their current, former and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, subsidiaries, including, without limitation, TA Operating LLC, and affiliates (collectively, the "Releasees") or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by the Company or its subsidiaries; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; the Ohio Fair Employment Practices Act, Ohio Rev. Code Ann. § 4112.01, et seq.; the Ohio Whistleblower Protection Law, Ohio Rev. Code Ann. § 4113.51, et seq.; the Ohio Statutory Provisions Regarding Retaliation/Discrimination for Filing Worker's Compensation Claim, Ohio Rev. Code Ann. § 4123.90; the Ohio Equal Pay Law, Ohio Rev. Code Ann. § 4111.13 et seq.; the Ohio State Wage Payment and Work Hour Laws, Ohio Rev. Code Ann. § 4111.01, et seq.; the Ohio Political Action of Employees Laws; the Ohio Witness and Juror Leave Laws, Ohio Rev. Code Ann. § 2313.18, et seq.; the Ohio Voting Leave Laws, Ohio Rev. Code Ann. § 3599.06, et seq.; the Ohio Military Family Medical Leave Act, Ohio Rev. Code Ann. § 5906.01, et seq.; the Ohio Whistleblower Protection Law - Ohio Rev. Code Ann. § 4113.52, and any other claims under any similar federal or state law including with respect to claims for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, accrued or unused vacation time, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever.

Nothing in this Agreement shall affect the U.S. Equal Employment Opportunity Commission's ("EEOC") rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with the Company and its subsidiaries.
Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
Furthermore, nothing in this Agreement will preclude rights and/or claims: (a) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (b) for unemployment compensation; (c) for workers' compensation; (d) for accrued benefits in any benefits plan sponsored by the Company or under any insurance policy or other third party contractual arrangement, and governed by the Employment Retirement Income Security Act; (e) for indemnification as provided in the Indemnification Agreement between the Company and you dated August 16, 2011, or pursuant to any insurance policy or other similar type third party contractual arrangement; (f) as a shareholder of the Company; and/or (g) to enforce the terms of this Agreement.
You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act ("ADEA"); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that the Company gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided the Retirement Agreement between TA Operating LLC

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and you dated February ___, 2017 (the "Retirement Agreement"), this Waiver and Release of Claims must be signed and returned to the Company by email to kkaminski@ta-petro.com, with a copy to follow by certified mail, return receipt requested to the attention of Karen Kaminski, Vice President, TA Operating LLC, 24601 Center Ridge Road, Westlake, Ohio 44145 on, or within five business days after, December 31, 2017.
You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Karen Kaminski, Vice President, TA Operating LLC, 24601 Center Ridge Road, Westlake, Ohio 44145, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the release payments and benefits set forth in Section 3(b) of the Retirement Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.
I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section 3(b) of the Retirement Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and the Company if I do not revoke my acceptance within seven (7) days.

_______________________________
Name: Michael J. Lombardi

Dated: ______________ ____, 201__

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Exhibit B
Vesting Agreement
See attached.

VESTING AGREEMENT
THIS VESTING AGREEMENT (this "Agreement") is between TravelCenters of America LLC, a Delaware limited liability company (the "Company"), and Michael J. Lombardi ("you") and is dated as of February ___, 2017, but shall be effective only when, and if, the Retirement Agreement (defined below) becomes irrevocably effective pursuant to Section 17 thereof.
RECITALS:

1.
Pursuant to the restricted share agreement dated as of November 26, 2007 (the "2007 Restricted Share Agreement"), between the Company and you, and those certain other share agreements, dated as of November 19, 2013, December 2, 2014, December 8, 2015 and November 30, 2016, between the Company and you (such other share agreements together with the "2007 Restricted Share Agreement," the "Share Agreements"), the Company granted you the Shares (as defined in the Restricted Share Agreements) subject to the vesting and forfeiture provisions described therein.

2.
In connection with the termination of your employment with TA Operating LLC, a subsidiary of the Company, you and the Company have agreed to have all of the Shares granted pursuant to the Share Agreements which have not vested prior to September 30, 2017 (the "Unvested Shares"), vest on October 10, 2017, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Vesting; Related Agreements.
(a)    Provided that you sign this Agreement and, on or within 5 business days after October 2, 2017, also sign, return and do not subsequently revoke the Waiver and Release of Claims attached as Schedule 1, and provided that you shall have satisfied your tax obligations referenced in Section 1(b) and 1(e) hereof and have not breached any other terms of this Agreement or the Retirement Agreement of even date herewith between the TA Operating LLC the (the "Retirement Agreement"), the Company and you hereby agree that the Unvested Shares shall be fully vested on the first business day after the revocation period has lapsed and the Waiver and Release of Claims has become fully effective and irrevocable (for example, if you sign and do not revoke the Waiver and Release of Claims and have otherwise complied with the terms hereof and of the Retirement Agreement, the Unvested Shares shall be fully vested on October 10, 2017).
(b)    You may elect by notice to the Company to settle any resulting tax liability with vesting shares as commonly referred to as "net share settlement." If you do not make such an election, you shall pay such amount to the Company within 2 business days of the Company's request therefor.
(c)    You acknowledge and agree that (i) the Shares granted to you in 2007 pursuant to the 2007 Restricted Share Agreement have not been registered under the Securities Act of 1933,

as amended, or any state securities laws and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel acceptable to the Company that registration is not required; and (ii) any certificate or account statement representing the Shares granted in 2007 shall respectively bear legends substantially in the following forms:

Certificate Legend
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
Account Statement Legend
THE SHARES COVERED BY THIS STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
Certificates evidencing Shares and Shares not evidenced by certificates shall also bear or contain, as applicable, legends and notations as may be required by the Company's Limited Liability Company Agreement or Bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.
(d)    Shares granted to you pursuant to the Share Agreements may be subject to other restrictions on sale, transfer or assignment under the federal securities laws and your ability to sell, assign, dispose of or engage in other transactions with or with respect to the Shares may be subject to the federal securities laws (which may include, without limitation, Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 16 of the Exchange Act. You acknowledge and agree that you are responsible for complying with applicable securities laws with respect to the Shares and have been advised by the Company to consult with your personal counsel with respect to any contemplated transaction involving the Shares.
(e)    You acknowledge and agree that you are responsible for all tax obligations and/or liability created under state and federal tax laws by virtue of the transactions contemplated hereby and agree to indemnify the Company for any tax liability that may be imposed on it by virtue of such transactions.

(f)    You agree that as long as you own shares in the Company, your shares shall be voted at any meeting of the shareholders of the Company or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors of the Company in the proxy statement for such meeting or materials for such written consent or other action. If your shares are not voted in accordance with this covenant and such failure continues after notice, you agree to pay liquidated damages to the Company in an amount equal to the market value of the shares not voted as requested. You understand that, although the Company's Code of Business Conduct and Ethics will no longer apply to you after your retirement, you are subject to all laws and regulations with respect to all of your shares in the Company including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning the Company. You further understand that you will not receive any additional stock grants in the Company.

2.	Miscellaneous Provisions.
(a)    Amendment, Modification and Severability. This Agreement may not be amended or modified or waived except by a written agreement signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
(b)    Notices. All notices, requests or other communications required or permitted hereunder shall be given in writing and delivered by hand, overnight delivery service or certified mail and shall be deemed to have been delivered on the date of receipt, to the addresses set forth below:
The Company:
TravelCenters of America LLC
Two Newton Place
255 Washington Street
Newton, MA 02458
Attn: Secretary
You:
Michael J. Lombardi
700 Browning Court
Bloomfield Hills, MI 48304
(c)    Entire Agreement. This Agreement, the Retirement Agreement and the Share Agreements constitute the entire agreement between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

(d)    Binding Effect; Counterparts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, but this Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties and any assignment made absent such consent shall be void ab initio. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
(e)    Governing Law; Mutual Agreement to Resolve Disputes and Arbitrate Claims. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to any conflict of law principles. The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims, effective April 25, 2012.
(f)    Further Assurances. From time to time after the date hereof, you agree to execute and deliver such other instruments and take such other actions as the Company may reasonably request in connection with the transactions contemplated hereby.
(g)    Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

TravelCenters of America LLC

By:
Name:
Title:

Michael J. Lombardi

[Signature Page to Vesting Agreement]

Schedule 1
Waiver and Release of Claims
Attached.

WAIVER AND RELEASE OF CLAIMS
You, for yourself and your heirs, executors, legal representatives, successors and assigns, hereby unconditionally and irrevocably release and forever discharge TravelCenters of America LLC ("the Company"), the RMR Group LLC ("RMR") and any other companies from time to time managed by RMR, and its and their current, former and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, subsidiaries, including, without limitation, TA Operating LLC, and affiliates (collectively, the "Releasees") or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by the Company or its subsidiaries; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; the Ohio Fair Employment Practices Act, Ohio Rev. Code Ann. § 4112.01, et seq.; the Ohio Whistleblower Protection Law, Ohio Rev. Code Ann. § 4113.51, et seq.; the Ohio Statutory Provisions Regarding Retaliation/Discrimination for Filing Worker's Compensation Claim, Ohio Rev. Code Ann. § 4123.90; the Ohio Equal Pay Law, Ohio Rev. Code Ann. § 4111.13 et seq.; the Ohio State Wage Payment and Work Hour Laws, Ohio Rev. Code Ann. § 4111.01, et seq.; the Ohio Political Action of Employees Laws; the Ohio Witness and Juror Leave Laws, Ohio Rev. Code Ann. § 2313.18, et seq.; the Ohio Voting Leave Laws, Ohio Rev. Code Ann. § 3599.06, et seq.; the Ohio Military Family Medical Leave Act, Ohio Rev. Code Ann. § 5906.01, et seq.; the Ohio Whistleblower Protection Law - Ohio Rev. Code Ann. § 4113.52, and any other claims under any similar federal or state law including with respect to claims for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, accrued or unused vacation time, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever.

Nothing in this Agreement shall affect the U.S. Equal Employment Opportunity Commission's ("EEOC") rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with the Company and its subsidiaries.
Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
Furthermore, nothing in this Agreement will preclude rights and/or claims: (a) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (b) for unemployment compensation; (c) for workers' compensation; (d) for accrued benefits in any benefits plan sponsored by the Company or under any insurance policy or other third party contractual arrangement, and governed by the Employment Retirement Income Security Act; (e) for indemnification as provided in the Indemnification Agreement between the Company and you dated August 16, 2011, or pursuant to any insurance policy or other similar type third party contractual arrangement; (f) as a shareholder of the Company; and/or (g) to enforce the terms of this Agreement.
You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act ("ADEA"); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that the Company gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided the Retirement Agreement between TA Operating LLC

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and you dated February ___, 2017 (the "Retirement Agreement"), this Waiver and Release of Claims must be signed and returned to the Company by email to kkaminski@ta-petro.com, with a copy to follow by certified mail, return receipt requested to the attention of Karen Kaminski, Vice President, TA Operating LLC, 24601 Center Ridge Road, Westlake, Ohio 44145 on or within five business days after, October 2, 2017.
You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Karen Kaminski, Vice President, TA Operating LLC, 24601 Center Ridge Road, Westlake, Ohio 44145, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the release payments and benefits set forth in Section 3(b) of the Retirement Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.
I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section 3(b) of the Retirement Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and the Company if I do not revoke my acceptance within seven (7) days.

_______________________________
Name: Michael J. Lombardi

Dated: October ___, 2017

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